UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

C&F FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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These supplemental proxy materials provide additional information regarding our 2020 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020.

The following Notice of Change of Location relates to the proxy statement of C&F Financial Corporation (the “Corporation”) dated March 13, 2020 (the “proxy statement”), furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the 2020 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020. These supplemental proxy materials are being filed with the Securities and Exchange Commission and made available to shareholders on March 27, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

C&F FINANCIAL CORPORATION

802 Main Street

P.O. Box 391

West Point, Virginia 23181

________________________________________________________________

NOTICE OF CHANGE OF LOCATION OF

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 21, 2020

_________________________________________________________________

To our Shareholders:

In response to public health concerns arising from the spread of novel coronavirus, the Board of Directors of C&F Financial Corporation (the “Corporation”) has changed the location of the 2020 Annual Meeting of Shareholders.  The meeting will be held on Tuesday, April 21, 2020 at 3:30 p.m. as a virtual meeting only.  Out of concern for the safety of our shareholders, our employees and our community,  the Corporation will not hold the previously announced in-person meeting.

The virtual Annual Meeting of Shareholders will be conducted via teleconference.  Shareholders may participate in the meeting by calling (855) 493-1521.  Shareholders who participate in the meeting will have the ability to ask questions on the conference call, which will be facilitated through the operator.

Shareholders of record at the close of business on February 21, 2020, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  Shareholders may vote prior to the Annual Meeting of Shareholders by internet, by telephone, or by mail as previously described in the Corporation’s proxy statement.  Shareholders who wish to vote during the Annual Meeting of Shareholders may do so by visiting http://www.voteproxy.com/ during the meeting and using the control number printed on their proxy card.

If you hold your shares through a bank, broker or other holder of record, and you plan to vote during the meeting, you must first contact your bank, broker or agent to obtain a legal proxy, then register your legal proxy with American Stock Transfer & Trust LLC, the Corporation’s stock transfer agent, prior to the meeting.  The stock transfer agent will then provide you with a control number that you can use to vote at http://www.voteproxy.com/.  Requests to register your legal proxy must be received by 5:00 p.m. EDT on Thursday, April 16, 2020.  To register your legal proxy, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address by mail, email or facsimile to:

American Stock Transfer & Trust LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY  11219

proxy@astfinancial.com

Fax: (716) 765-8730

The Notice of 2020 Annual Meeting of Shareholders, proxy statement, form of proxy, the 2019 Annual Report to Shareholders, and this Notice of Change of Location are available on the internet at the following website: http://www.astproxyportal.com/ast/08723/.

By Order of the Board of Directors,

Jason E. Long
Secretary

March 27, 2020